Exhibit 5.2

3800 Howard Hughes Pkwy, Suite 1400 • Las Vegas, Nevada 89169

July 27, 2015

Consumer Portfolio Services, Inc.

3800 Howard Hughes Parkway, Suite 1400

Las Vegas, Nevada 89169

Ladies and Gentlemen:

I have acted as counsel to Consumer Portfolio Services, Inc., a California corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, as amended (the “Registration Statement”), to which this opinion is an exhibit, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time as set forth in the Registration Statement, pursuant to Rule 415 under the Act, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of the following securities, which together shall have an aggregate offering price not to exceed $100,000,000, upon terms to be determined at the time of any offering of each: (i) debt securities of the Company in one or more series, which may be senior or subordinated (the “Debt Securities”), (ii) shares of common stock, no par value per share, of the Company (“Common Stock”) that may be offered and sold by the Company (the “Primary Shares”), (iii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), (iv) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (“Warrants”), (v) rights for the purchase of Common Stock, Preferred Stock, Warrants or Debt Securities (“Rights”), (vi) stock purchase contracts obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock, at a future date or dates (“Stock Purchase Contracts”), (vii) depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock (“Depositary Shares”), and (viii) units that include any combination of the securities listed above (“Units”). The Registration Statement also relates to up to 3,500,000 shares of Common Stock (the “Secondary Shares”) that may be sold from time to time, in one or more offerings, by certain selling stockholders. In addition, the Debt Securities, Preferred Stock and Warrants may be convertible into or exercisable for Common Stock or Preferred Stock. The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights, Stock Purchase Contracts, Depositary Shares, and Units are collectively referred to herein as the “Securities”.

This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K with respect to the Securities other than the Debt Securities.

Warrants to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Warrants”. Warrants to purchase Debt Securities are referred to herein as the “Debt Warrants”. The Stock Warrants will be issued under a stock warrant agreement (the “Stock Warrant Agreement”) between the Company and a financial institution to be determined, as stock warrant agent. The Debt Warrants will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) between the Company and a financial institution to be determined, as debt warrant agent. The Stock Warrant Agreement and the Debt Warrant Agreement are collectively referred to herein as the “Warrant Agreements”.

Rights to purchase Common Stock and Preferred Stock are collectively referred to herein as the “Stock Rights”. Rights to purchase Debt Securities are referred to herein as the “Debt Rights”. The Stock Rights will be issued under a stock rights agent or stock rights subscription agreement (the “Stock Rights Agreement”) between the Company and a financial institution to be determined, as stock rights agent or stock rights subscription agent. The Debt Rights will be issued under a debt rights agent or debt rights subscription agreement (the “Debt Rights Agreement”) between the Company and a financial institution to be determined, as debt rights agent or debt rights subscription agent. The Stock Rights Agreement and the Debt Rights Agreement are collectively referred to herein as the “Rights Agreements”.

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The Stock Purchase Contracts will be issued under a stock purchase agreement (the “Stock Purchase Agreement”).

The Depositary Shares will be issued under a deposit agreement (the “Deposit Agreement”) between the Company and a financial institution to be determined, as depositary.

The Units will be issued under a unit agreement (the “Unit Agreement”).

I have examined the Registration Statement, which has been filed with the Commission.

In connection with the foregoing, I also have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other records, agreements, instruments and other documents as I have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, I have, to the extent I deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies, the due authorization, execution and delivery by the parties thereto (other than the Company) of all documents examined by me, and the legal capacity of each individual who signed any of those documents.

In rendering the opinions expressed below with respect to the Securities, I have assumed that:

(1) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(2) a Prospectus Supplement with respect to each issued Security will have been prepared and filed with the Commission describing the corresponding Securities offered thereby;

(3) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as may be amended and in effect, and the corresponding Prospectus Supplement;

(4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(5) the Articles of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any Certificate of Designation in respect of Preferred Stock will be in conformity therewith and with applicable law;

(6) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 409 of the California General Corporation Law (the “CGCL”) or any successor provision;

(7) at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance;

(8) all Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(9) none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in the violation of any provision of any instrument or agreement then binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

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(10) any Warrant Agreement, Rights Agreement, Stock Purchase Contracts, Deposit Agreement or Unit Agreement will be governed by the internal laws of the State of California and applicable United States federal law; and

(11) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Holders”) of a certificate for such Security or the receipt by an applicable depositary, acting as agent, on behalf of all Holders of the class or series of Securities of which such Security is one, of a certified receipt or other writing then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board”) and the Registration Statement, as may be amended and in effect (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

(i) With respect to the authorized but unissued Primary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of such Primary Shares, the terms of the offering thereof and related matters and (b) the due issuance and delivery of such Primary Shares, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Primary Shares will be legally issued, fully paid and nonassessable.

(ii) With respect to the authorized but unissued Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of California of the corresponding Certificate of Designation for the particular series of Preferred Stock to be issued and (c) the due issuance and delivery of such series of the Preferred Stock, upon payment (or delivery) of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of the Preferred Stock will be legally issued, fully paid and nonassessable.

(iii) With respect to the Warrants, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Warrants, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Warrant Agreement, such Warrants will be legally issued and constitute binding obligations of the Company under applicable state law governing the Warrant Agreement.

(iv) With respect to the Rights, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Rights, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Rights Agreement, such Rights will be legally issued and constitute binding obligations of the Company under applicable state law governing the Rights Agreement.

(v) With respect to the Stock Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Stock Purchase Agreement, such Stock Purchase Contracts will be legally issued and constitute binding obligations of the Company under applicable state law governing the Stock Purchase Agreement.

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(vi) With respect to the Depositary Shares, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Depositary Shares, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Deposit Agreement, such Depositary Shares will be legally issued and constitute binding obligations of the Company under applicable state law governing the Deposit Agreement.

(vii) With respect to the Units, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters and (b) the due execution, issuance and delivery of the Units, upon payment of fair consideration or reasonably equivalent value therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the applicable Unit Agreement, such Units will be legally issued and constitute binding obligations of the Company under applicable state law governing the Unit Agreement.

(viii) With respect to the Secondary Shares, such Secondary Shares have been legally issued, fully paid and nonassessable.

The foregoing opinions are subject to the following:

(a) The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

(b) In rendering the foregoing opinions, I express no opinion as to the legality, validity, enforceability or binding effect of provisions of each of the referenced agreements relating to indemnities and rights of contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party.

(c) I express no opinion as to any provision that (i) relates to severability or separability or (ii) purports to require all amendments, supplements or waivers to be in writing.

This opinion speaks as of its date and I undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to my attention after the delivery hereof on such date. For the purposes of the opinions expressed above, I have assumed that, at the time of the execution and delivery of each Certificate of Designation in respect of Preferred Stock, each Warrant Agreement to be used in connection with an issuance of Warrants, each Right Agreement to be used in connection with an issuance of Rights, each Stock Purchase Agreement to be used in connection with an issuance of Stock Purchase Contracts, each Deposit Agreement to be used in connection with an issuance of Depositary Shares, and each Unit Agreement to be used in connection with an issuance of Units, and at the time of the issuance and delivery of each Security, (a) the Company will be validly existing in good standing under the law of the State of California, it will have full power and authority to execute, deliver and perform its obligations under such Certificate of Designation, Warrant Agreement, Rights Agreement, Stock Purchase Agreement, Deposit Agreement, Unit Agreement, or Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect my ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, as amended and in effect, and the corresponding Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

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The opinions expressed herein are limited exclusively to the federal laws of the United States of America, and the laws of the State of California, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect thereto under the caption “Legal Matters” in the Prospectus included as part of the Registration Statement. This consent is not to be construed as an admission that I am a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mark Creatura
MARK CREATURA

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